Exhibit 3.5
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LYONDELL CHEMICAL COMPANY
     Lyondell Chemical Company (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby adopts this Certificate of Amendment to its Certificate of Incorporation, which amends the Amended and Restated Certificate of Incorporation as described below, and does hereby certify that:
          First. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to add a new Article IX to read in its entirety as follows:
ARTICLE IX.
Notwithstanding anything herein to the contrary, the Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by section 1123(a)(6) of the United States Bankruptcy Code (the “Bankruptcy Code”); provided, however, that this Article IX (a) will have no further force and effect beyond that required under section 1123(a)(6) of the Bankruptcy Code; (b) will have such force and effect, if any, only for so long as section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation; and (c) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.
          Second. The foregoing amendment was duly adopted in accordance with the provisions of Section 303 of the General Corporation Law of the State of Delaware.
          Third. Provision for the making of this Certificate of Amendment is contained in the order of the United States Bankruptcy Court for the Southern District of New York confirming the Joint Chapter 11 Plan of Reorganization of Lyondell Chemical Company and certain of its affiliates (including the Corporation), which court has jurisdiction over the bankruptcy proceedings of Lyondell Chemical Company and certain of its affiliates (including the Corporation).
[Signature page follows]

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 30th day of April, 2010.

LYONDELL CHEMICAL COMPANY
By:	/s/ Gerald A. O’Brien
Name:	Gerald A. O’Brien
Title:	Vice President, Deputy General Counsel and Secretary

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